Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Exactus, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2021 filed with the Securities and Exchange Commission (the “Report”), I, Leslie Buttorff, Chief Executive Officer, and I, Nathan Berman, Principal Accounting, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Leslie Buttorff
Name:	Leslie Buttorff
Title:	Chief Executive Officer
Date:	Date: August 23, 2021

By:	/s/ Nathan Berman
Name:	Nathan Berman
Title:	Principal Accounting Officer
Date:	Date: August 23, 2021

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Principal Financial Officer